UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 6, 2009
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)
(214) 841-6111
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 6, 2009, Affiliated Computer Services, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter of its 2009 fiscal year ended June 30, 2009 and for its full 2009 fiscal year. A copy of such press release is attached as Exhibit 99.1 and will be published on the Company’s website at http://www.acs-inc.com. The press release includes certain non-generally accepted accounting principles (“GAAP”) financial measures. Reconciliations to the most directly comparable GAAP financial measures are included in the press release.
On August 6, 2009, the Company will hold a telephone conference and webcast to disclose the Company’s financial results for the fourth quarter of its 2009 fiscal year ended June 30, 2009 and for its full 2009 fiscal year. During this conference, the Company will present certain non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and supplementary information related to these reconciliations are included in the slides to be presented during the conference. These slides will also be published on the Company’s website at http://www.acs-inc.com immediately prior to the telephone conference and webcast.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 9.01 Financial Statements and Exhibits.
Pursuant to the rules and regulations of the Securities and Exchange Commission, Exhibit 99.1 referenced below and the information set forth therein is deemed to be furnished pursuant to Item 2.02 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Affiliated Computer Services, Inc. Press Release dated August 6, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 6, 2009	AFFILIATED COMPUTER SERVICES, INC.
	By:	/s/ Kevin Kyser
		Name:	Kevin Kyser
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Affiliated Computer Services, Inc. Press Release dated August 6, 2009.

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